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                                                                     EXHIBIT 4.5

                                                               EXECUTION VERSION

                        EXTENDICARE HEALTH SERVICES, INC.

                                  $125,000,000

                    6 7/8% SENIOR SUBORDINATED NOTES DUE 2014

                               PURCHASE AGREEMENT

                                                                  April 15, 2004

Lehman Brothers Inc.
Piper Jaffray & Co.
ABN AMRO Incorporated

c/o Lehman Brothers Inc.
745 Seventh Avenue, 19th Floor
New York, New York 10019

Ladies and Gentlemen:

            Extendicare Health Services, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Initial Purchasers named in Schedule 1 hereto (the "INITIAL PURCHASERS") $125,000,000 aggregate principal amount of its 6 7/8% Senior Subordinated Notes due 2014 (the "NOTES") guaranteed (the "GUARANTEES") by the Company's domestic subsidiaries signatory hereto (collectively, the "SUBSIDIARY GUARANTORS") pursuant to the terms of an indenture (the "INDENTURE"), to be dated as of April 22, 2004, among the Company, the Subsidiary Guarantors and U.S. Bank, N.A., as trustee (the "TRUSTEE").

            The Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company has prepared a preliminary offering memorandum, dated April 9, 2004 (as amended or supplemented, the "PRELIMINARY OFFERING MEMORANDUM"), and will prepare a final offering memorandum (as amended or supplemented, the "OFFERING MEMORANDUM"), to be dated April 15, 2004, relating to the Company, the Notes and the Guarantees.

            Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution therefor) shall bear substantially the following legend:

      THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED

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      INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
      (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES
      ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (A) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WERE THE OWNERS OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (B) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE
      RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS
      NOTE EXCEPT (I) TO THE COMPANY, (II) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (III) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
      (IV) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO
      EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (IV) OR (V) TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, THE TRUSTEE AND THE REGISTRAR IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE
      RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            You have advised the Company that you will make offers and sales (the "EXEMPT RESALES") of the Notes purchased hereunder on the terms set forth in the Offering Memorandum solely to (i) persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs") and (ii) outside the United States to

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persons other than U.S. persons in offshore transactions meeting the requirements of Regulation S under the Securities Act ("REGULATION S") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS"). As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S. You will offer the Notes to Eligible Purchasers initially at a price equal to 97.5001% of the principal amount thereof. Thereafter, the offering price may be changed at any time without notice.

            In connection with the offering of the Notes, the Company and the Subsidiary Guarantors will enter into an amended and restated credit facility in the amount of up to $155.0 million pursuant to a second amended and restated credit agreement among Extendicare Holdings, Inc., the Company, the Subsidiary Guarantors, Lehman Commercial Paper Inc., as the administrative agent, and the other lenders thereto (the "NEW CREDIT FACILITY") to amend and restate the credit agreement, dated as of June 28, 2002, among Extendicare Holdings, Inc., the Company, the Subsidiary Guarantors, Lehman Commercial Paper Inc., as the administrative agent, and the other lenders thereto (the "EXISTING CREDIT FACILITY"). The net proceeds from the sale of the Notes will be used to refinance all the Company's $200.0 million outstanding 9.35% Senior Subordinated Notes Due 2007 and to pay related fees and expenses, as described in the "Use of Proceeds" section of the Offering Memorandum. The entering into of the New Credit Facility, the offering of the Notes and the use of the net proceeds from the sale of the Notes as provided in the "Use of Proceeds" section of the Offering Memorandum are collectively referred to herein as the "TRANSACTIONS."

            Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") among the Company, the Subsidiary Guarantors and the Initial Purchasers, to be dated as of the Closing Date (as defined below), in the form of Exhibit A hereto, for so long as such Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will agree to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to a separate series of the Company's 6 7/8% Senior Subordinated Notes due 2014 (the "EXCHANGE NOTES") to be offered in exchange for the Notes (such offer to exchange being referred to collectively as the "REGISTERED EXCHANGE OFFER") and (ii) if required by the terms of the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Notes, and to use their reasonable best efforts to cause such Registration Statements to be declared effective. This Agreement, the Notes, the Exchange Notes, the Guarantees, the Exchange Note Guarantees (as defined below), the Indenture and Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS." This is to confirm the agreements concerning the purchase of the Notes from the Company by the Initial Purchasers.

            SECTION 1. Representations, Warranties and Agreements of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors, jointly and severally, represent, warrant and agree that:

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            (a) The Preliminary Offering Memorandum and the Offering Memorandum
      have been or will be prepared by the Company and Subsidiary Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company and Subsidiary Guarantors, is contemplated.

            (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates did not, and the Offering Memorandum as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary, in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein, as specifically identified in
      Section 8(e) hereof.

            (c) The Company and each of the Subsidiary Guarantors (i) have been duly organized or formed, are validly existing and are in good standing under the laws of their respective jurisdictions of organization, and (ii) are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the general affairs, management, consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company and each of the Subsidiary Guarantors have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, and none of the subsidiaries of the Company, other than Extendicare Homes, Inc., Northern Health Facilities, Inc., Extendicare Health Network, Inc., Extendicare Health Facility Holdings, Inc. and Extendicare Health Facilities, Inc., is a "significant subsidiary," as such term is defined in Rule 405 under the Securities Act.

            (d) The Subsidiary Guarantors constitute all of the active subsidiaries of the Company and each of the Company's other subsidiaries are individually and in the aggregate inactive and immaterial.

            (e) The Company has an authorized capitalization as set forth in the Offering Memorandum. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock and limited partner or limited liability company interests of each of the Subsidiary Guarantors have been duly and validly authorized and issued and are fully paid and non-assessable (except, in the case of such Subsidiary Guarantors that are Wisconsin corporations, for certain statutory liabilities that may be imposed by

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      Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for
      unpaid employee wages) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims under the Existing Credit Facility and contemplated under the New Credit Facility or otherwise described in the Offering Memorandum, and none of such shares of capital stock, or limited partner or limited liability company interests were issued in violation of preemptive or other similar rights arising by operation of law, under the charter and bylaws of the Company or under any agreement to which the Company or any Subsidiary Guarantor is a party or otherwise.

            (f) Each of the Company and the Subsidiary Guarantors has all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement and each of the other Operative Documents to which it is a party.

            (g) This Agreement has been duly and validly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

            (h) The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Subsidiary Guarantors, and when duly executed by the proper officers of the Company and each of the Subsidiary Guarantors (assuming due authorization, execution and delivery by the Initial Purchasers) and delivered by the Company and each of the Subsidiary Guarantors, will constitute a legal, valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

            (i) The Indenture has been duly and validly authorized by the Company and each of the Subsidiary Guarantors, and when duly executed by the proper officers of the Company and each of the Subsidiary Guarantors (assuming due authorization, execution and delivery by the Trustee) and delivered by the Company and each of the Subsidiary Guarantors, will constitute a legal, valid and binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). No qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture

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      conforms to the requirements of the Trust Indenture Act and the rules and regulations thereunder applicable to an indenture that is qualified thereunder.

            (j) The Notes have been duly and validly authorized by the Company and when duly issued by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, when delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (k) The Guarantees have been duly and validly authorized by each of the Subsidiary Guarantors and when duly endorsed on the Notes in accordance with the terms of the Indenture and, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof will constitute legal, valid and binding obligations of each of the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (l) The Exchange Notes have been duly and validly authorized by the Company and if and when duly issued by the Company in accordance with the terms of the Indenture and, assuming due authentication of the Exchange Notes by the Trustee, if and when delivered in accordance with the Registered Exchange Offer contemplated by the Registration Rights Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (m) The guarantees of the Exchange Notes (the "EXCHANGE NOTE GUARANTEES") have been duly and validly authorized by each of the Subsidiary Guarantors and if and when duly endorsed on the Exchange Notes in accordance with the terms of the Indenture and, assuming due authentication of the Exchange Notes by the Trustee, if and when the Exchange Notes are delivered in accordance with the Registered

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      Exchange Offer contemplated by the Registration Rights Agreement, will constitute legal, valid and binding obligations of each of the Subsidiary Guarantors entitled to the benefits of the Indenture and enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (n) The Company and the Subsidiary Guarantors have all requisite corporate power and authority to enter into (A) the New Credit Facility and (B) any and all other agreements and instruments ancillary to or entered into in connection with the transaction contemplated by the New Credit Facility (items (A) and (B) are referred to collectively as the "CREDIT DOCUMENTS").

            (o) Each of the New Credit Facility and the other Credit Documents has been duly and validly authorized by the Company and the Subsidiary Guarantors, to the extent they are a party thereto, and when duly executed by the proper officers of the Company and each of the Subsidiary Guarantors (assuming due authorization, execution and delivery by the other parties thereto) and delivered by the Company and each of the Subsidiary Guarantors, to the extent they are a party thereto, will constitute a legal, valid and binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As of December 31, 2003, after giving effect to the closing of the sale of the Notes, the receipt by the Company of the proceeds therefrom, the closing of the New Credit Facility, anticipated borrowings of $30.0 million under the New Credit Facility, the $45.3 million of letters of credit outstanding under the New Credit Facility and the application of the proceeds from the Notes and the New Credit Facility as described under the caption "Use of Proceeds" in the Offering Memorandum, the Company would have had $79.7 million of borrowings available to it under the New Credit Facility. All representations and warranties made by the Company in the New Credit Facility and the other Credit Documents will be true and correct in all material respects as of the date thereof.

            (p) The Indenture, the Notes, the Guarantees, the Registration Rights Agreement and the Credit Documents conform in all material respects to the descriptions thereof in the Offering Memorandum.

            (q) The execution, delivery and performance of this Agreement, the other Operative Documents, the New Credit Facility and the other Credit Documents by the Company and the Subsidiary Guarantors and the consummation of the Transactions will not conflict with or result in a breach or violation of any of the terms or provisions of, or

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      constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company or any of the Subsidiary Guarantors is a party or by which the Company or any of the Subsidiary Guarantors is bound or to which any of the property or assets of the Company or any of the Subsidiary Guarantors is subject, (ii) the provisions of the charter or bylaws of the Company or the charter, bylaws or other organizational documents of any of the Subsidiary Guarantors or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiary Guarantors or any of their properties or assets, except, in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect. Except as may be required in connection with (1) the registration of the Notes, the Exchange Notes, the Guarantees and/or the Exchange Note Guarantees under the Securities Act in accordance with the Registration Rights Agreement, (2) qualification of the Indenture under the Trust Indenture Act, (3) compliance with the securities or blue sky laws of various jurisdictions and (4) filings required by the terms of the Credit Documents, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, any of the other Operative Documents, the New Credit Facility and the other Credit Documents by the Company and the Subsidiary Guarantors and the consummation of the Transactions.

            (r) The financial statements (including the related notes and supporting schedules) included in the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition and results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The other financial data, selected pro forma ratios, operating data and statistical information and data, including EBITDA (as defined in the Offering Memorandum), included in the Offering Memorandum is presented fairly and has been prepared on a basis consistent with such financial statements and the books and records of the Company.

            (s) Except as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiary Guarantors is a party or of which any property or assets of the Company or any of the Subsidiary Guarantors is the subject which, if determined adversely to the Company or any of the Subsidiary Guarantors, would have a Material Adverse Effect, and to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

            (t) Except as set forth in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and/or the Subsidiary Guarantors and any person granting such person the right to require the Company or the Subsidiary Guarantors to file a registration statement under the Securities Act with respect to any securities of the Company or the Subsidiary Guarantors owned or to be owned by such person or to require the Company or the Subsidiary Guarantors to include such securities

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      in the securities to be registered pursuant to the Exchange Offer
      Registration Statement or the Shelf Registration Statement or in any securities registered or to be registered pursuant to any other registration statement filed by or required to be filed by the Company or the Subsidiary Guarantors under the Securities Act.

            (u) Except as disclosed in the Offering Memorandum, since the date of the latest audited consolidated financial statements of the Company included in the Offering Memorandum, none of the Company or the Subsidiary Guarantors has incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business, that is material to the Company or the Subsidiary Guarantors, taken as a whole, and there has not occurred, to the knowledge of the Company and the Subsidiary Guarantors, any development or event involving a Material Adverse Effect and, except as disclosed in or contemplated by the Offering Memorandum, there has been no (i) dividend or distribution of any kind declared, paid or made by the Company or its affiliates on any class of its respective capital stock, (ii) issuance of securities by the Company or its affiliates (other than the Notes and the Guarantees offered thereby or pursuant to an issuance by the Company or its affiliates of options to purchase the capital stock of the Company or its affiliates) or
      (iii) material increase in short-term or long-term debt of the Company or the Subsidiary Guarantors.

            (v) The Company is in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act. All reports filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act comply as to form with the Exchange Act and the rules and regulations of the Commission thereunder and when filed did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

            (w) The Company and each Subsidiary Guarantor (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization,
      (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (x) KPMG LLP, who have certified certain financial statements of the Company, whose report appears in the Offering Memorandum and who have delivered the initial letter referred to in Section 7(j) hereof, are independent public accountants under rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings.

            (y) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company and the subsidiaries believe to be reliable and accurate.

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            (z) Except as disclosed in or specifically contemplated by the
      Offering Memorandum, each of the Company and the Subsidiary Guarantors has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("PERMITS") as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Offering Memorandum, except where the failure to have any such Permit would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiary Guarantors has fulfilled and performed all of its obligations with respect to the Permits, except where the failure to so fulfill and/or perform such obligations would not have a Material Adverse Effect; and, except as disclosed in or specifically contemplated by the Offering Memorandum, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except where any such revocations, terminations or impairments would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in or specifically contemplated by the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome (other than such burdens as are common or customary to such Permits) to any of the Company or the Subsidiary Guarantors.

            (aa) The Company and each of the Subsidiary Guarantors carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

            (bb) The Company and each of the Subsidiary Guarantors own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, and the Company and the Subsidiary Guarantors are not aware of any pending or threatened claim to the contrary or any pending or threatened challenge by any other person to the rights of the Company and the Subsidiary Guarantors with respect to the foregoing which, if determined adversely to any of the Company or the Subsidiary Guarantors, would have a Material Adverse Effect.

            (cc) There are no contracts or other documents which would be required to be described in a prospectus included in or filed as an exhibit to a registration statement on Form S-1 under the Securities Act that have not been described in the Offering Memorandum or filed with the Commission.

            (dd) No relationship, direct or indirect, exists between or among the Company and the Subsidiary Guarantors, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or the Subsidiary Guarantors, on the other hand, which would be required to be described in a prospectus included in a registration statement on Form S-1 under the Securities Act that is not described in the Offering Memorandum.

            (ee) No labor disturbance by the employees of the Company or any of the Subsidiary Guarantors exists or, to the knowledge of the Company, is imminent which would have a Material Adverse Effect.

            (ff) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (gg) The Company and the Subsidiary Guarantors have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, other than those being contested in good faith, and paid all taxes due thereon, other than those being contested in good faith, and no tax deficiency has been determined adversely to the Company or any of the Subsidiary Guarantors, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of the Subsidiary Guarantors, would have a Material Adverse Effect.

            (hh) Neither the Company nor any of the Subsidiary Guarantors (i) is in violation of its charter, bylaws or other organizational documents,
      (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such defaults that would not have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except for such violations that would not have a Material Adverse Effect.

            (ii) Neither the Company nor any of the Subsidiary Guarantors, nor any current director or officer, or to the Company's knowledge, any current agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiary Guarantors, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (jj) Neither the Company nor the Subsidiary Guarantors has stored, disposed of, generated, manufactured, refined, transported, handled or treated toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances or other similar materials ("HAZARDOUS MATERIALS") and, to the knowledge of the Company, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of Hazardous Materials by any other person at, upon or from any of the properties now owned or leased by the Company or the Subsidiary Guarantors in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit which could reasonably be expected to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of the Subsidiary Guarantors or with respect to which the Company or any of the Subsidiary Guarantors have knowledge, which could reasonably be expected to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances," "solid wastes" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

            (kk) The Company and each of the Subsidiary Guarantors have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, encumbrances and defects except such as are existing under the Existing Credit Facility and contemplated under the New Credit Facility or otherwise described in the Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary Guarantors; and all assets held under lease by the Company and the Subsidiary Guarantors are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such assets by the Company and the Subsidiary Guarantors.

            (ll) Immediately after the consummation of the Transactions, the fair value and present fair saleable value of the assets of the Company and each of the Subsidiary Guarantors (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company nor any of the Subsidiary Guarantors (each on a consolidated basis) is, nor will any of the Company or any of the Subsidiary Guarantors (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the other Operative Documents and the New Credit Facility and the other Credit Documents and the consummation of the Transactions, (A) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (B) unable to pay its debts (contingent or otherwise) as they mature or (C) otherwise insolvent.

            (mm) Neither the Company nor any Subsidiary Guarantor is, or, as of the Closing Date after giving effect to the Transactions and the application of the proceeds as described in the Offering Memorandum under the section entitled "Use of Proceeds," will be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

            (nn) Except as set forth in the Offering Memorandum, neither the Company nor any of the Subsidiary Guarantors nor, to the knowledge of the Company, any other person who has a direct or indirect ownership or control interest in the Company or any of the Subsidiary Guarantors or who is an officer, director, agent or managing employee of the Company or any Subsidiary Guarantor: (1) has engaged in any activities which are prohibited, or are cause for criminal or civil penalties and/or mandatory or permissive exclusion from Medicare or Medicaid, under Section 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal TRICARE statute, the Federal False Claims Act 31
      U.S.C.Section 3729-3733, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or by generally recognized professional standards of care or conduct; (2) has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act ("SSA"); (3) is currently excluded from participation under the Medicare program or a Federal Health Care Program (as that term is defined in SSA Section 1128(B)(f)); or (4) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the categories of offenses described in SSA Section 1128(a) and (b)(1), (2) and (3).

            (oo) Neither the Company nor any other affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("REGULATION D")) of the Company has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or could be integrated with the offering and sale of the Notes and the Guarantees in a manner that would require the registration of the Notes and the Guarantees under the Securities Act or
      (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes and the Guarantees. Neither the Company nor any Subsidiary Guarantor has offered, sold or issued any securities, or securities that are convertible into other securities, with terms that are substantially similar to the Notes and the Guarantees during the six-month period preceding the date of the Offering Memorandum, including any sales pursuant to Section 4(2) of the Securities Act or Regulation D or Regulation S under the Securities Act.

            (pp) Each of the Preliminary Offering Memorandum and the Offering Memorandum and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

            (qq) Neither the Company nor any Subsidiary Guarantor has distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes and the Guarantees, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum.

            (rr) When issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a U.S. automated inter-dealer quotation system.

            (ss) Assuming (i) that your representations and warranties in
      Section 2 of this Agreement are true, (ii) compliance by you with the covenants set forth herein and (iii) that each of the Eligible Purchasers is a QIB or a person who acquires the Notes and the Guarantees outside the United States in an "offshore transaction" and is not a "U.S. person" (within the meaning of Rule 904 of Regulation S), it is not necessary in connection with the purchase of the Notes and the Guarantees and the offer and initial resale of the Notes and the Guarantees by you in the manner contemplated by this Agreement and the Offering Memorandum, to register the Notes and the Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

            (tt) None of the Company, any Subsidiary Guarantor or any of their affiliates or any person acting on their behalf (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf) has engaged or will engage in any directed selling efforts within the meaning of Rule 902(c) of Regulation S with respect to the Notes, and the Company, the Subsidiary Guarantors and their other affiliates and all persons acting on their behalf (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside of the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(g). The sales of the Notes pursuant to Regulation S are not part of a plan or scheme to evade the registration provision of the Securities Act.

            (uu) The Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(b)(2) of the Securities Act and only upon certification of beneficial ownership of such Notes by non-U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act.

            (vv) In connection with the distribution of the Notes and the Guarantees, neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes and the Guarantees to facilitate the sale or resale of the Notes and the Guarantees.

            (ww) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned as of the date hereof to the Company or any of their respective securities or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (B) any negative change in the outlook for any rating of the Company.

            (xx) The Company has not taken, and will not take, any action that might cause this Agreement or the issuance or sale of the Notes and the Guarantees to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

            (yy) The Company and each Subsidiary Guarantor understands that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

            SECTION 2. Representations, Warranties and Agreements of the Initial Purchasers. Each of the Initial Purchasers, severally and not jointly, represents and warrants to, and agrees with, the Company and the Subsidiary Guarantors, that:

            (a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes and the Guarantees.

            (b) Such Initial Purchaser (i) is not acquiring the Notes and the Guarantees with a view to any distribution thereof or with any present intention of offering or selling any of the Notes and the Guarantees in a transaction that would violate the Securities Act or any state securities laws or any other applicable jurisdiction; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes and the Guarantees only from, and will offer to sell the Notes and the Guarantees only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iii) will not offer or sell the Notes and the Guarantees, nor has it offered or sold the Notes and the Guarantees by, or otherwise engaged in, any form of general solicitation in connection with the offering of the Notes and the Guarantees.

            (c) The Notes and the Guarantees have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Such Initial Purchaser represents that it has not offered, sold or delivered the Notes and the Guarantees, and will not offer, sell or deliver the Notes and the Guarantees (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and the Guarantees and the

      Closing Date (such period, the "DISTRIBUTION COMPLIANCE PERIOD"), within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Rule 144A under the Securities Act. Accordingly, such Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its behalf have engaged or will engage in any directed selling efforts within the meaning of Rule 902(c) of Regulation S with respect to the Notes and the Guarantees, and its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirements of Regulation S.

            (d) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes and Guarantees (other than a sale pursuant to Rule
      144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes and Guarantees from them during the Distribution Compliance Period a confirmation or notice substantially to the following effect:

            "The Notes covered hereby have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering or the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act, and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice substantially to the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

            (e) All offers and sales of the Notes and the Guarantees by such Initial Purchaser pursuant to Regulation S are and will be "offshore transactions" within the meaning of Regulation S and are not and will not be part of a plan or scheme to evade the registration provisions of the Securities Act.

            (f) Such Initial Purchaser (i) has not offered or sold, and prior to the six months after the date of the issue of the Notes will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) has complied with and will comply with all applicable provisions of the Financial Services and Markets Act 2000, or the FSMA, with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (iii) has only communicated or caused to be communicated and will only communicate and cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA would not apply to the Company.

            (g) Such Initial Purchaser understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

            The terms used in this Section 2 that have meanings assigned to them in Regulation S are used herein as so defined.

            SECTION 3. Purchase of the Notes and the Guarantees by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell the Notes (and cause the Subsidiary Guarantors to issue the Guarantees) to the several Initial Purchasers and each of the Initial Purchasers, severally and not jointly, agrees to purchase the amount of Notes set opposite that Initial Purchaser's name in Schedule 1 hereto. Each Initial Purchaser will purchase such aggregate principal amount of Notes at an aggregate purchase price equal to 95.0001% of the principal amount thereof (the "PURCHASE PRICE").

            The Company shall not be obligated to deliver any of the Notes to be delivered on the Closing Date, except upon payment for all the Notes and the Guarantees to be purchased on the Closing Date as provided herein.

            SECTION 4. Delivery of and Payment for the Notes and the Guarantees.

            (a) Delivery of and payment for the Notes and the Guarantees shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 9:00 A.M., New York City time, on the fifth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between Lehman Brothers and the Company. This date and time are sometimes referred to as the "CLOSING DATE."

            (b) On the Closing Date, one or more Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the "GLOBAL NOTES"), shall be delivered by the Company to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof by wire transfer of immediately available funds as the Company may direct by written notice delivered to you no later than two business days prior to the Closing Date. The Global Notes in definitive form shall be made available to the Initial Purchasers for inspection not later than 2:00 p.m. on the business day prior to the Closing Date.

            SECTION 5. Further Agreements of the Company. The Company agrees:

            (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of the issuance by the Commission or any state securities commission of any stop order suspending the qualification or exemption from qualification of the Notes and the Guarantees for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or which requires the making of any additions to or changes in the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall use all reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Notes and the Guarantees under any state securities or blue sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Notes and the Guarantees under any state securities or blue sky laws, the Company shall use all reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

            (b) To furnish to you without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant to this Agreement, by you in connection with the Exempt Resales that are in compliance with this Agreement.

            (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date or during the period referred to in (d) below unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than three days after being furnished a copy of such amendment or supplement. The Company shall promptly prepare, upon any reasonable request by you, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

            (d) If, in connection with any Exempt Resales or market making transactions after the date of this Agreement and prior to the consummation of the Registered Exchange Offer, any event shall occur that, in the judgment of the Company or in your judgment or the judgment of counsel to you, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that, at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, (i) the statements in the Offering Memorandum as amended or supplemented, in the light of the circumstances under which they were made, will not be misleading and (ii) the Offering Memorandum will comply with applicable law.

            (e) Promptly from time to time to take such action as you may reasonably request to qualify the Notes and the Guarantees for offering and sale under the state securities or blue sky laws of such jurisdictions as you may request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject) and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes and the Guarantees.

            (f) To use all reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Notes and the Guarantees.

            (g) Except as contemplated in the Registration Rights Agreement, not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes and the Guarantees in a manner that would require the registration under the Securities Act of the sale to you or the Eligible Purchasers of the Notes and the Guarantees.

            (h) For so long as any Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available upon request to any registered holder or beneficial owner of Notes in connection with any sale thereof and any prospective purchaser of Notes from such registered holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act.

            (i) To use its reasonable best efforts to cause the Notes to be eligible for trading in The PORTAL(R) Market ("PORTAL"), a subsidiary of The Nasdaq Stock Market, Inc., and to permit the Notes to be eligible for clearance and settlement through DTC.

            (j) To apply the net proceeds from the sale of the Notes as set forth in the Offering Memorandum under the section entitled "Use of Proceeds."

            (k) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary of the Company shall become an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

            (l) Except for borrowings under the New Credit Facility and a potential exchange by the Company of a note payable to Extendicare Inc. for the 9.35% Senior Subordinated Notes Due 2007 currently held by Extendicare Inc., for a period of 180 days from the date of the Offering Memorandum, not to, directly or indirectly, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of, any debt securities of the Company or any Subsidiary Guarantor in a public or private offering for cash having a maturity of more than one year from the date of issue of such securities, except (i) for the Exchange

      Notes and the Exchange Note Guarantees in connection with the Exchange Offer or (ii) with the prior consent of the Initial Purchasers, which consent shall not be unreasonably withheld.

            (m) For a period of three years following the Closing Date, to furnish to you copies of all materials furnished by the Company to holders of Notes and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Company's common stock or Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

            SECTION 6. Expenses. The Company agrees that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto (but not, however, legal fees and expenses of your counsel incurred in connection therewith), (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all blue sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales (but not, however, legal fees and expenses of your counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such blue sky memoranda), (iii) the issuance and delivery by the Company and the Subsidiary Guarantors of the Notes and the Guarantees, (iv) the qualification of the Notes for offer and sale under the securities or blue sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Notes in PORTAL, (ix) the costs and expenses of the Company relating to investor presentations on any road show undertaken in connection with the offering of the Notes, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (x) all fees and expenses of the Company (including fees and expenses of its counsel) and the Initial Purchasers (but not including fees and expenses of their counsel) in connection with approval of the Notes by DTC for "book-entry" transfer and (xi) the performance by the Company and the Subsidiary Guarantors of its other obligations under this Agreement.

            SECTION 7. Conditions of Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions.

            (a) The Offering Memorandum shall have been printed and copies distributed to you not later than 9:00 A.M., New York City time, on April 20, 2004, or at such later date and time as you may approve in writing, and no stop order suspending the qualification or exemption from qualification of the Notes in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

            (b) No Initial Purchaser shall have discovered and disclosed to the Company on or prior to such Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the other Operative Documents, the Credit Documents and the Offering Memorandum, and all other legal matters relating to this Agreement and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (d) Foley & Lardner shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Subsidiary Guarantors, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and its counsel, substantially in the form attached hereto as Exhibit B.

            (e) Roch Carter, Esq., General Counsel of the Company, shall have furnished to the Initial Purchasers his written opinion, as counsel to the Company and the Subsidiary Guarantors, addressed to the Initial Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and its counsel, substantially in the form attached hereto as Exhibit C.

            (f) The Initial Purchasers shall have received from Weil, Gotshal & Manges LLP, counsel for the Initial Purchasers, such opinion or opinions, dated as of the Closing Date, with respect to the issuance and sale of the Notes and the Guarantees, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (g) Each of the Company, the Subsidiary Guarantors and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

            (h) Each of the Company, the Subsidiary Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

            (i) The Notes shall have been approved for trading in PORTAL and shall be eligible for clearance and settlement through The Depository Trust Company.

            (j) At the time of execution of this Agreement, the Initial Purchasers shall have received from KPMG LLP, a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants under rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to initial purchasers.

            (k) With respect to the letter of KPMG LLP, referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "INITIAL LETTER"), the Initial Purchasers shall have received a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Initial Purchasers and dated as of the Closing Date (i) confirming that they are independent public accountants under rule 101 of the AICPA's Code of Professional Conduct and its interpretations and rulings, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

            (l) The Initial Purchasers shall have received an executed copy of the Credit Documents, with all schedules, exhibits and amendments thereto.

            (m) The Initial Purchasers shall have received (i) a certificate from the Company, dated the Closing Date, signed by its Chairman of the Board or Chief Executive Officer and its Chief Financial Officer or Treasurer and (ii) a certificate from each Subsidiary Guarantor, dated as of the Closing Date, signed by its President, other executive officer or authorized signatory stating, as applicable, that:

                        (A) The representations and warranties of the Company
                  and the Subsidiary Guarantors, as applicable, are true and correct as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly to a certain date), and the Company and the Subsidiary Guarantors, as applicable, have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder, to the extent a party hereto, at or prior to the Closing Date;

                        (B) At the Closing Date, since the date hereof, except
                  as described in the Offering Memorandum, no event or events have occurred, nor has any information become known that, individually or in the aggregate, would have a Material Adverse Effect;

                        (C) They have carefully examined the Preliminary
                  Offering Memorandum and the Offering Memorandum and, in their opinion, the Preliminary Offering Memorandum and Offering Memorandum, as of their respective dates, did not, and the Offering Memorandum, as of the Closing Date, does not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to Offering Memorandum; and

                        (D) The issuance and sale of the Notes and Guarantees by
                  the Company and the Subsidiary Guarantors hereunder has not been enjoined (temporarily or permanently) by any court or governmental body or agency.

            (n) (i) Neither the Company nor any of the Subsidiary Guarantors shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiary Guarantors or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiary Guarantors taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of Lehman Brothers, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes and the Guarantees being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

            (o) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced or privately informed the Company that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            (p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Toronto Stock Exchange or the Nasdaq National Market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) or there shall have occurred any other calamity or crisis, including without limitation as a result of terrorist activities after the date hereof, as to make it, in the judgment of Lehman Brothers, impracticable or inadvisable to proceed with the offering or delivery of the Notes and the Guarantees being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

            SECTION 8. Indemnification and Contribution.

            (a) The Company and the Subsidiary Guarantors shall jointly and severally indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes and the Guarantees), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company or the Subsidiary Guarantors (or based upon any written information furnished by the Company or the Subsidiary Guarantors) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION") or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes ("MARKETING MATERIALS"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes and the Guarantees or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Subsidiary Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through Lehman Brothers by or on behalf of such Initial Purchaser expressly for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

            (b) Each Initial Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, the Subsidiary Guarantors, their officers, each of their directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Subsidiary Guarantors or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Offering Memorandum, the Offering Memorandum or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through Lehman Brothers by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, the Subsidiary Guarantors and any such director, officer or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company, the Subsidiary Guarantors or any such director, officer, employee or controlling person.

            (c) Promptly after receipt by an indemnified party under this
      Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
      Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
      Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that Lehman Brothers shall have the right to employ one counsel (and one local counsel) to represent jointly Lehman Brothers and those other Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company under this Section 8 if, in the reasonable judgment of Lehman Brothers, it is advisable for Lehman Brothers and those Initial Purchasers, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Notes and the Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes and the Guarantees purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes and the Guarantees purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes and the Guarantees under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it was resold to Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective Purchase obligations and not joint.

            (e) The Initial Purchasers severally confirm and the Company and the Subsidiary Guarantors acknowledge that the last sentence on the cover page of the Offering Memorandum, and the first sentence of the fifth, sixth, seventh and ninth paragraphs, the second sentence of the seventh paragraph, the sixth and seventh sentences of the tenth paragraph and the eleventh paragraph under the section entitled "Plan of Distribution" in the Offering Memorandum constitute the only information concerning the Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

            SECTION 9. Defaulting Initial Purchasers.

            If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes that the defaulting Initial Purchaser agreed but failed to purchase on such Closing Date in the respective proportions which the amount of the Notes set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the total amount of Notes set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on such Closing Date if the total amount of the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on such Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110% of the amount of Notes which it agreed to purchase on such Closing Date pursuant to the terms of
Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to Lehman Brothers who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all of the Notes to be purchased on such Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to Lehman Brothers do not elect to purchase the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "INITIAL PURCHASER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 9, purchases the Notes which a defaulting Initial Purchaser agreed but failed to purchase.

            Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company and the Subsidiary Guarantors for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, either the Lehman Brothers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

            SECTION 10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by Lehman Brothers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(n), 7(o) and 7(p) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

            SECTION 11. Reimbursement of Initial Purchasers' Expenses. If the Company and the Subsidiary Guarantors shall fail to deliver the Notes and the Guarantees to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company and the Subsidiary Guarantors to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company and the Subsidiary Guarantors is not fulfilled, the Company and the Subsidiary Guarantors will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes and the Guarantees, and upon demand the Company and the Subsidiary Guarantors shall pay the full amount thereof to Lehman Brothers.

            SECTION 12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission to the care of Lehman Brothers Inc., 745 Seventh Avenue, 19th Floor, Attention: Michael Konigsburg (Fax: (646) 758-4247), with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Rod Miller, Esq. (Fax: 212-310-8007) and, in the case of any notice pursuant to Section 8(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, New York (Fax: (212) 526-2648);

            (b) if to the Company and the Subsidiary Guarantors, shall be delivered or sent by mail, telex or facsimile transmission to the Company, 111 West Michigan Street, Milwaukee, Wisconsin 53203-290, Attention:
      Melvin A. Rhinelander, (Fax: (414) 908-8111), with a copy to Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5306,
      Attention: Russell E. Ryba, Esq. (Fax: (414) 297-4900);

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers, which address will be supplied to any other party hereto by Lehman Brothers upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers.

            SECTION 13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Subsidiary Guarantors and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Subsidiary Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees of the Initial Purchasers and each person or persons, if any, who control any Initial Purchasers within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors, officers and any person controlling the Company and the Subsidiary Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            SECTION 14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Subsidiary Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and the Guarantees and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

            SECTION 15. Definition of the Term "Business Day." For purposes of this Agreement, "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

            SECTION 16. Jurisdiction. Each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York, over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York or that such suit, action or proceeding brought in the courts of the State of New York or United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

            SECTION 17. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of choice of law thereof.

            SECTION 18. Counterparts. This Agreement may be executed in multiple counterparts and, if executed in counterparts, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            SECTION 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing correctly sets forth the agreement among the Company, the Subsidiary Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                     Very truly yours,

                                     EXTENDICARE HEALTH SERVICES, INC.

                                     By:_____________________________________
                                     Name:
                                     Title:

                                     EXTENDICARE HEALTH FACILITY HOLDINGS, INC.
                                     EXTENDICARE HEALTH FACILITIES, INC.
                                     NORTHERN HEALTH FACILITIES, INC.
                                     EXTENDICARE HOMES, INC.
                                     EXTENDICARE HEALTH NETWORK, INC.
                                     THE PROGRESSIVE STEP CORPORATION
                                     EXTENDICARE OF INDIANA, INC.
                                     EXTENDICARE GREAT TRAIL, INC.
                                     FIR LANE TERRACE CONVALESCENT CENTER, INC.
                                     ADULT SERVICES UNLIMITED, INC.
                                     ARBORS EAST, INC.
                                     ARBORS AT TOLEDO, INC.
                                     HEALTH POCONOS, INC.
                                     MARSHALL PROPERTIES, INC.

                                     By:________________________________________

                                     Name: Mark W. Durishan
                                     Title: Vice President, Chief Financial
                                            Officer and Treasurer

                                            SIGNATURE PAGE TO PURCHASE AGREEMENT

                                     INDIANA HEALTH AND REHABILITATION CENTERS
                                        PARTNERSHIP

                                     BY: EXTENDICARE HOMES, INC., AS GENERAL
                                        PARTNER

                                     By:________________________________________
                                     Name: Mark W. Durishan
                                     Title: Vice President, Chief Financial
                                            Officer and Treasurer

                                     BY: EXTENDICARE OF INDIANA, INC., AS
                                        GENERAL PARTNER

                                     By:________________________________________

                                     Name: Mark W. Durishan
                                     Title: Vice President, Chief Financial
                                            Officer and Treasurer

                                     CONCORDIA MANOR, LLC
                                     FIRST COAST HEALTH AND REHABILITATION
                                        CENTER, LLC
                                     JACKSON HEIGHTS REHABILITATION CENTER, LLC
                                     TREASURE ISLE CARE CENTER, LLC

                                     BY: EXTENDICARE HOMES, INC., AS SOLE MEMBER

                                     By:________________________________________

                                     Name: Mark W. Durishan
                                     Title: Vice President, Chief Financial
                                            Officer and Treasurer

                                            SIGNATURE PAGE TO PURCHASE AGREEMENT

                           KAUFMAN STREET, WV, LLC
                           NEW CASTLE CARE, LLC

                           BY: FIR LANE TERRACE CONVALESCENT CENTER,
                               INC., AS SOLE MEMBER

                           By:________________________________________
                           Name: Mark W. Durishan
                           Title: Vice President, Chief Financial
                                  Officer and Treasurer

                           ALPINE HEALTH AND REHABILITATION CENTER,
                              LLC
                           COLONIAL CARE, LLC
                           GREENBRIAR CARE, LLC
                           GREENBROOK CARE, LLC
                           HERITAGE CARE, LLC
                           LADY LAKE CARE, LLC
                           NEW HORIZON CARE, LLC
                           NORTH REHABILITATION CARE, LLC
                           PALM COURT CARE, LLC
                           RICHEY MANOR, LLC
                           ROCKLEDGE CARE, LLC
                           SOUTH HERITAGE HEALTH AND REHABILITATION
                              CENTER, LLC
                           THE OAKS RESIDENTIAL AND REHABILITATION
                              CENTER, LLC
                           WINTER HAVEN HEALTH AND REHABILITATION
                              CENTER, LLC

                           BY: EXTENDICARE HEALTH FACILITIES, INC.,
                              AS SOLE MEMBER

                           By:________________________________________
                           Name: Mark W. Durishan
                           Title: Vice President, Chief Financial Officer and
                                  Treasurer

                                  SIGNATURE PAGE TO PURCHASE AGREEMENT

                                     ARBORS AT TAMPA, LLC
                                     ARBORS AT BAYONET POINT, LLC
                                     ARBORS AT FAIRLAWN CARE, LLC
                                     ARBORS AT FAIRLAWN REALTY OH, LLC
                                     ARBORS AT SYLVANIA CARE, LLC
                                     ARBORS AT SYLVANIA REALTY OH, LLC
                                     ARBORS WEST CARE, LLC
                                     ARBORS WEST REALTY OH, LLC
                                     COLUMBUS REHABILITATION REALTY OH, LLC
                                     JACKSONVILLE CARE, LLC
                                     SAFETY HARBOR CARE, LLC
                                     KISSIMMEE CARE, LLC
                                     ORANGE PARK CARE, LLC
                                     OREGON CARE, LLC
                                     PORT CHARLOTTE CARE, LLC
                                     SARASOTA CARE, LLC
                                     SEMINOLE CARE, LLC
                                     WINTER HAVEN CARE, LLC
                                     BLANCHESTER CARE, LLC
                                     CANTON CARE, LLC
                                     COLUMBUS REHABILITATION CARE, LLC
                                     DAYTON CARE, LLC
                                     DELAWARE CARE, LLC
                                     GALLIPOLIS CARE, LLC
                                     HILLIARD CARE, LLC
                                     LONDON CARE, LLC
                                     MARIETTA CARE, LLC
                                     ROCKMILL CARE, LLC
                                     ROCKSPRINGS CARE, LLC
                                     WATERVILLE CARE, LLC
                                     WOODSFIELD CARE, LLC

                                     BY: NORTHERN HEALTH FACILITIES, INC.,
                                      AS SOLE MEMBER

                                     By:________________________________________
                                     Name: Mark W. Durishan
                                     Title: Vice President, Chief Financial
                                            Officer and Treasurer

                                            SIGNATURE PAGE TO PURCHASE AGREEMENT

                                     GREAT TRAIL CARE, LLC

                                     BY: EXTENDICARE GREAT TRAIL, INC., AS
                                      SOLE MEMBER

                                     By:________________________________________
                                     Name: Richard L. Bertrand
                                     Title: Senior Vice President - Development

                                     FISCAL SERVICES GROUP, LLC
                                     PARTNERS HEALTH GROUP, LLC
                                     STAR PURCHASING SERVICES, LLC

                                     BY: EXTENDICARE HEALTH NETWORK, INC.,
                                      AS SOLE MEMBER

                                     By:________________________________________
                                     Name: Richard L. Bertrand
                                     Title: Senior Vice President - Development

                                     MILFORD CARE, LLC
                                     PRAIRIE VILLAGE CARE, LLC
                                     SCOTT VILLA CARE, LLC
                                     SWISS VILLA CARE, LLC
                                     VILLA PINES CARE, LLC

                                     BY: MARSHALL PROPERTIES, INC., AS
                                      SOLE MEMBER

                                     By:________________________________________
                                     Name: Richard L. Bertrand
                                     Title: Senior Vice President - Development

                                            SIGNATURE PAGE TO PURCHASE AGREEMENT

                                     PARTNERS HEALTH GROUP - FLORIDA, LLC
                                     PARTNERS HEALTH GROUP - LOUISIANA, LLC
                                     PARTNERS HEALTH GROUP - TEXAS, LLC

                                     BY: PARTNERS HEALTH GROUP, LLC

                                     BY: EXTENDICARE HEALTH NETWORK, INC., AS
                                      SOLE MEMBER

                                     By:________________________________________

                                     Name: Richard L. Bertrand
                                     Title: Senior Vice President - Development

                                            SIGNATURE PAGE TO PURCHASE AGREEMENT

Accepted:

LEHMAN BROTHERS INC.

By:__________________________________
   Authorized Representative

For itself and as representative
of the several Initial Purchasers named
in Schedule 1 hereto

                                            SIGNATURE PAGE TO PURCHASE AGREEMENT

                                   SCHEDULE 1

                                                     Principal Amount
                Initial Purchasers                       of Notes
--------------------------------------------------   ----------------
   Lehman Brothers Inc. ..........................     $114,062,500

   Piper Jaffray & Co. ...........................        6,875,000

   ABN AMRO Incorporated .........................        4,062,500
                                                       ------------
Total.............................................     $125,000,000
                                                       ============

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT B

                       FORM OF FOLEY & LARDNER LLP OPINION

1. The Company and each of the Subsidiary Guarantors (i) are validly existing and in good standing under the laws of their respective jurisdictions of organization and (ii) are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the general affairs, management, consolidated financial position, shareholders' equity, results of operations or business of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT"); and the Company and each of the Subsidiary Guarantors have all requisite power and authority to own, lease and operate its properties and carry on its business as such business is described in the Offering Memorandum.

2. The Company and each of the Subsidiary Guarantors has all requisite corporate power and authority to execute and deliver each of the Operative Documents to which it is a party and to perform its respective obligations thereunder. The execution, delivery and performance of each of the Operative Documents by the Company and each of the Subsidiary Guarantors have been duly authorized by all necessary corporate action on the part of the Company and each of the Subsidiary Guarantors.

3. The Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

4. The Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding obligation of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

5. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and, assuming due authorization, execution and delivery thereof by the Initial Purchasers, constitutes a legal, valid and binding obligation of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

6. The Company and the Subsidiary Guarantors, to the extent they are parties thereto, have all requisite power and authority to enter into the New Credit Facility and the other Credit Documents. The New Credit Facility and the other Credit Documents have been duly and validly authorized, executed and delivered by the Company and/or each of the Subsidiary Guarantors, to the extent they are parties thereto, and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute legal, valid and binding obligations of the Company and/or each of the Subsidiary Guarantors, to the extent they are parties thereto, enforceable against the Company and/or each of the Subsidiary Guarantors, to the extent they are parties thereto, in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

7. The Notes are in the form contemplated by the Indenture. The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the terms of the Agreement, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

8. The issuance of the Exchange Notes has been duly and validly authorized by the Company, and when executed, issued, authenticated and delivered in exchange for the Notes in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

9. The Guarantees have been duly authorized, executed and issued by the respective Subsidiary Guarantors and, assuming due authentication of the Notes by the Trustee, upon payment and delivery in accordance with the terms of this Agreement will constitute legal, valid and binding obligations of the Subsidiary Guarantors enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

10. The Exchange Note Guarantees have been duly and validly authorized by the Subsidiary Guarantors, and when executed, issued and delivered in exchange for the Guarantees in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will constitute legal, valid and binding obligations of each of the Subsidiary Guarantors enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

11. The Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the New Credit Facility and the other Credit Documents conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

12. None of the Company or the Subsidiary Guarantors (i) is in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) to such counsel's knowledge, in breach or violation of any applicable statute, judgment, decree, order, rule or regulation, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any of the agreements set forth on Schedule A(1) hereto, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

13. The execution, delivery and performance by the Company and each of the Subsidiary Guarantors of the Operative Documents, the New Credit Facility and the other Credit Documents to which it is a party, compliance by the Company and each of the Subsidiary Guarantors with the provisions thereof, the consummation of the Transactions and the issuance and sale of the Notes and the Guarantees as provided pursuant to the Agreement, will not conflict with, constitute a default under or violate (a) any of the terms, conditions or provisions of the certificate of incorporation or bylaws (or similar organizational document) of the Company and each of the Subsidiary Guarantors, (b) any of the terms, conditions or provisions of any of the agreements set forth on Schedule A hereto, (c) any Delaware corporate or federal law or regulation (other than federal securities laws, as to which we express no opinion in this paragraph and state securities or blue sky laws, as to which we express no opinion), or (d) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of the Subsidiary Guarantors

----------------
(1) Schedule A will include all agreements filed by EHSI as Exhibit 4 or 10 with their 12/31/03 Form 10-K including the existing indenture, but excluding the Existing Credit Facility).

      which is known to us, except, in the case of this clause (d) for such conflicts, defaults or violations that would not have a Material Adverse Effect.

14. No consent, approval, waiver, license or authorization or other action by or filing with any governmental authority is required in connection with the execution and delivery by the Company and each of the Subsidiary Guarantors of the Operative Documents, the New Credit Facility and the other Credit Documents to which it is a party or the consummation by the Company and each of the Subsidiary Guarantors of the Transactions, or the issuance and sale by the Company of the Notes and the Guarantees as provided in the Agreement, except for (a) federal securities laws (as to which we express no opinion in this paragraph) and state securities or blue sky laws (as to which we express no opinion), (b) those already obtained and which are in full force and effect and (c) those required by the terms of the New Credit Facility.

15. Assuming (i) the representations of the Initial Purchasers contained in the Agreement are true, correct and complete, (ii) compliance by the Initial Purchasers with their covenants set forth in the Agreement and
      (iii) that each of the Eligible Purchasers is a QIB or a person who acquires the Notes and the Guarantees outside the United States in an "offshore transaction" and is not a "U.S. person" (within the meaning of Rule 904 of Regulation S), it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers pursuant to the Agreement or the offer and resales of the Notes by the Initial Purchasers, in the manner contemplated by the Agreement and described in the Offering Memorandum, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

16. Neither the consummation of the Transactions nor the sale, issuance, execution or delivery of the Notes will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

17. The statements made in the Offering Memorandum under the heading "Certain U.S. Federal Income Tax Considerations" insofar as such statements purport to constitute statements of law or legal conclusions are accurate in all material respects.

18. The statements made in the Offering Memorandum under the captions "Description of Other Indebtedness," "Description of the Notes," "Business -- Legal Proceedings," "Certain Relationships and Related Party Transactions," "Notice to Investors" and "Plan of Distribution," in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly present the information called for which respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

19. The Company and each of the Subsidiary Guarantors is not and, after giving effect to the issuance and sale of the Notes in accordance with the terms of the Agreement and the application of the net proceeds therefrom, will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

20. Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date (except for the financial statements, including the notes thereto, pro forma financial statements and other financial and statistical data included or incorporated by reference therein, as to which we express no opinion), contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

21. When the Notes and the Guarantees are issued and delivered pursuant to the Agreement, no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes or the Guarantees of the Company or the Subsidiary Guarantors will be listed on any national securities exchange or registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted on an automated inter-dealer quotation system.

            We have participated in conferences with the officers and other representatives of the Company and the Subsidiary Guarantors, representatives of the independent public accountants for the Company and the Subsidiary Guarantors, the Initial Purchasers and counsel for the Initial Purchasers in connection with the preparation of the Offering Memorandum and although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except to the extent specified in paragraphs 17 and 18 above), no facts have come to our attention which lead us to believe that the Offering Memorandum, at the time the Offering Memorandum was issued or at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and related notes, the financial projections, the other financial, statistical and accounting data included in or appended as exhibits to the Offering Memorandum).

                                    EXHIBIT C

                         FORM OF GENERAL COUNSEL OPINION

1. The Company has an authorized capitalization as set forth in the Offering Memorandum. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and all of the issued shares of capital stock, limited partner or limited liability company interests of each of the Subsidiary Guarantors have been duly and validly authorized and issued and are fully paid, non-assessable (except, in the case of such subsidiaries that are Wisconsin corporations, for certain statutory liabilities that may be imposed by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law for unpaid employee wages) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens encumbrances, equities or claims under the Existing Credit Facility and contemplated under the New Credit Facility or otherwise described in the Offering Memorandum.

2. The Company and the Subsidiary Guarantors have obtained all Permits necessary to conduct the businesses now or proposed to be conducted by them as described in the Offering Memorandum, the lack of which would, individually or in the aggregate, have a Material Adverse Effect; and each of the Company and the Subsidiary Guarantors has fulfilled and performed all of its obligations with respect to such Permits, except where the failure to so fulfill and/or perform would not have a Material Adverse Effect; and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where any such revocations, terminations or impairments would not, singly or in the aggregate, have a Material Adverse Effect.

3. To the best of such counsel's knowledge, the Company and the Subsidiary Guarantors own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Offering Memorandum, and none of the Company or the Subsidiary Guarantors has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

4. To such counsel's knowledge, there are no holders of securities of the Company or any of the Subsidiary Guarantors who, by reason of the execution by the Company and each of the Subsidiary Guarantors of the Agreement or the consummation by the Company and each of the Subsidiary Guarantors of the transactions contemplated thereby, have the right, pursuant to any material document, agreement or other instrument to which either the Company or any of the Subsidiary Guarantors is a party, to request or demand that the Company or any of the Subsidiary Guarantors register under the Securities Act securities held by them.

5. To such counsel's knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of the Subsidiary Guarantors is a party or of which any property or assets of the Company or any of the Subsidiary Guarantors is the subject which, if determined adversely to the Company or any of the Subsidiary Guarantors, would have a Material Adverse Effect.

6. The statements made in the Offering Memorandum under the caption "Business -- Government Regulation" insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly present the information called for which respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

7. To such counsel's knowledge, there are no legal or governmental proceedings involving or affecting the Company or the Subsidiary Guarantors or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum